EXHIBIT 3.1

Delaware

The First State

    I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "RUSSIAN RESOURCES GROUP, INC.", CHANGING ITS NAME FROM "RUSSIAN RESOURCES GROUP, INC." TO "PETRO RESOURCES CORPORATION", FILED IN THIS OFFICE ON THE SIXTH DAY OF JUNE, A.D. 2005, AT 3:53 O'CLOCK P.M.

    A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

2758331 8100	/s/ Harriet Smith Windsor
Harriet Smith Windsor, Secretary of State
050470899	AUTHENTICATION: 3929925
DATE: 06-07-05

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:53 PM 06/06/2005
FILED 03:53 PM 06/06/2005
RV 050470899 - 2758331 FILE

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
RUSSIAN RESOURCES GROUP, INC.

Russian Resources Croup,. Inc., a corporation duly organized and twisting under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

I. The amendment to the Corporation's Certificate of Incorporation set forth below was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware and has been consented to in writing try: (a) the Board of Directors by their unanimous written consent; and (b) the holders of a majority of the outstanding shares entitled to vote thereon in accordance with Section 228 of the General Corporation Law of the State of Delaware.

II. ARTICLE I of the Certificate of Incorporation of the Corporation is amended to read in its entirety as follows:

"ARTICLE I
Name of Corporation

The name of this corporation is Petro Resources Corporation-"

IN WITNESS WHEREOF, the undersigned hereby duly executes this Certificate of Amendment hereby declaring and certifying under penalty of perjury that this is the act and deed of the Corporation: and the facts herein stated are true, this 15 day of May, 2005.

RUSSIAN RESOURCES GROUP, INC.

By:	/s/ Gary Bryant

Gary Bryant, President

Delaware

The First State

    I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "PRIMEBUY INTERNATIONAL, INC.", CHANGING ITS NAME FROM "PRIMEBUY INTERNATIONAL, INC." TO "RUSSIAN RESOURCES GROUP, INC.", FILED IN THIS OFFICE ON THE EIGHTH DAY OF MAY, A.D. 2003, AT 1:38 O'CLOCK P.M.

    A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

2758331 8100	/s/ Harriet Smith Windsor
Harriet Smith Windsor, Secretary of State
030299689	AUTHENTICATION: 2406715
DATE: 05-08-03

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
PRIMEBUY INTERNATIONAL, INC.

    PrimeBuy International, Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

    I. The amendment to the Corporation's Certificate of Incorporation set forth below was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware and has been consented to in writing by: (a) the Board of Directors by their unanimous written consent; and (b) the holders of a majority of the outstanding shares entitled to vote thereon in accordance with Section 228 of the General Corporation Law of the State of Delaware.

    II. ARTICLE I of the Certificate of Incorporation of the Corporation is amended to read in its entirety as follows:

"ARTICLE I
Name of Corporation

    The name of this corporation is Russian Resources Group, Inc."

    IN WITNESS WHEREOF, the undersigned hereby duly executes this Certificate of Amendment hereby declaring and certifying under penalty of perjury that this is the act and deed of the Corporation and the facts herein stated are true, this 7 day of May, 2003.

PrimeBuy International, Inc.

By:	/s/ Alan J. Kau

Alan J. Kau

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:48 PM 05/08/2003
FILED 01:38 PM 05/08/2003
SRV 030299689 - 2758331 FILE

Delaware

The First State

    I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF "KID KRITTER U.S.A., INC.", CHANGING ITS NAME FROM "KID KRITTER U.S.A., INC." TO "PRIMEBUY INTERNATIONAL, INC.", FILED IN THIS OFFICE ON THE THIRTEENTH DAY OF FEBRUARY, A.D. 2002, AT 9:05 O'CLOCK A.M.

    A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

2758331 8100	/s/ Harriet Smith Windsor
Harriet Smith Windsor, Secretary of State
020095511	AUTHENTICATION: 1615692
DATE: 02-15-02

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:05 am 02/13/2002
020095511 - 2758331

RESTATED
CERTIFICATE OF INCORPORATION
OF
KID KRITTER U.S.A., INC

Kid Critter U.S.A., Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

1. The name of the corporation is Kid Kritter U.S.A., Inc., and was originally incorporated under the same name, and the original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on June 4, 1997.

2. Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Certificate of Incorporation of this corporation.

3. This Restated Certificate of Incorporation was duly approved and adopted by the board of directors and stockholders of this corporation at a joint meeting held on January 21, 2002, in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of this Restated Certificate of Incorporation.

4. The text of the Restated Certificate of Incorporation as heretofore amended or supplemented is hereby restated and further amended to read in its entirety as follows;

"ARTICLE I
Name of Corporation

The name of this corporation is PrimeBuy International, Inc.

ARTICLE II
Registered Office and Agent

The address of the registered office of the corporation in the State of Delaware is 2711 Centerville Road, Suite 400 in the City of Wilmington, County of New Castle, and the name of its registered agent at that address is Corporation Service Company.

ARTICLE III
Purpose

The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE IV
Authorized Capital Stock

This corporation is authorized to issue two classes of shares designated respectively "Common Stock" and "Preferred Stock" and referred to herein as Common Stock or Common Shares and Preferred Stock or Preferred Shares, respectively. The total number of shares of Common Stock this corporation is authorized to issue is 50,000,000 and each such share shall have a par value of $.01, and the total number of shares of Preferred Stock this corporation is authorized to issue is 10,000,000 and each such share shall have a par value of $.01. The Preferred Shares may be issued from time to time in one or more series. The board of directors is authorized to fix the number of shares of any series of Preferred Shares and to determine the designation of any such series. The board of directors is also authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Shares and, within the limits and restrictions stated in any resolution or resolutions of the board of directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series.

ARTICLE V
Limitation of Director Liability

To the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

ARTICLE V1
Perpetual Existence

The corporation is to have perpetual existence.

ARTICLE VII
Stockholder Meetings

Meetings of stockholders may be held within or without the State of Delaware, as the bylaws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the bylaws of the corporation.

ARTICLE VIII
Bylaws

In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, repeal, alter, amend and rescind the bylaws of this corporation, subject to any limitations expressed in such bylaws.

ARTICLE IX
Amendment of Certificate of Incorporation

The corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation."

IN WITNESS WHEREOF, this Restated Certificate of Incorporation has been signed by Alan J. Kau, its authorized officer hereby declaring and certifying under penalty of perjury that this is the act and deed of the corporation and the facts herein stated are true, this 13th day of February, 2002.

KID KRITTER U.S.A., INC.

By:	/s/ Alan J. Kau

Alan J. Kau, Chief Executive Officer